Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Rare Element Resources Ltd. (the “Company”) of our report dated March 27, 2023, relating to our audit of the Company’s December 31, 2022 financial statements, incorporated by reference in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

December 5, 2023